Exhibit 77(b)

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

PowerShares Exchange-Traded Fund Trust

In planning and performing our audits of the financial statements of the Portfolios listed in Appendix A, (each a Portfolio of PowerShares Exchange-Traded Fund Trust, hereafter referred to as the "Portfolios") as of and for the year ended April 30, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

New York, NY

June 25, 2009

Appendix A

Broad Market
PowerShares Dynamic MagniQuant Portfolio
PowerShares Dynamic Market Portfolio
PowerShares Dynamic OTC Portfolio
PowerShares FTSE RAFI US 1000 Portfolio
PowerShares NXQ Portfolio

Dividend Income
PowerShares Buyback Achievers Portfolio
PowerShares Dividend Achievers Portfolio
PowerShares Financial Preferred Portfolio
PowerShares High Growth Rate Dividend Achievers Portfolio
PowerShares High Yield Equity Dividend Achievers Portfolio
PowerShares International Dividend Achievers Portfolio

Fundamental
PowerShares FTSE RAFI Basic Materials Sector Portfolio
PowerShares FTSE RAFI Consumer Goods Sector Portfolio
PowerShares FTSE RAFI Consumer Services Sector Portfolio
PowerShares FTSE RAFI Energy Sector Portfolio
PowerShares FTSE RAFI Financials Sector Portfolio
PowerShares FTSE RAFI Health Care Sector Portfolio
PowerShares FTSE RAFI Industrials Sector Portfolio
PowerShares FTSE RAFI Telecommunications & Technology Sector Portfolio
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
PowerShares FTSE RAFI Utilities Sector Portfolio

Industry
PowerShares Dynamic Banking Portfolio
PowerShares Dynamic Biotechnology & Genome Portfolio
PowerShares Dynamic Building & Construction Portfolio
PowerShares Dynamic Energy Exploration & Production Portfolio
PowerShares Dynamic Food & Beverage Portfolio
PowerShares Dynamic Hardware & Consumer Electronics Portfolio
PowerShares Dynamic Healthcare Services Portfolio
PowerShares Dynamic Insurance Portfolio
PowerShares Dynamic Leisure and Entertainment Portfolio
PowerShares Dynamic Media Portfolio
PowerShares Dynamic Networking Portfolio
PowerShares Dynamic Oil & Gas Services Portfolio
PowerShares Dynamic Pharmaceuticals Portfolio
PowerShares Dynamic Retail Portfolio
PowerShares Dynamic Semiconductors Portfolio
PowerShares Dynamic Software Portfolio

Sector
PowerShares Dynamic Basic Materials Sector Portfolio
PowerShares Dynamic Consumer Discretionary Sector Portfolio
PowerShares Dynamic Consumer Staples Sector Portfolio
PowerShares Dynamic Energy Sector Portfolio
PowerShares Dynamic Financial Sector Portfolio
PowerShares Dynamic Healthcare Sector Portfolio
PowerShares Dynamic Industrials Sector Portfolio
PowerShares Dynamic Technology Sector Portfolio
PowerShares Dynamic Telecommunications & Wireless Portfolio
PowerShares Dynamic Utilities Portfolio
PowerShares NASDAQ Internet Portfolio

Specialty
PowerShares Aerospace & Defense Portfolio
PowerShares Cleantech Portfolio
PowerShares DWA Technical Leaders Portfolio
PowerShares Golden Dragon Halter USX China Portfolio
PowerShares Listed Private Equity Portfolio
PowerShares Lux Nanotech Portfolio
PowerShares NASDAQ-100 BuyWrite Portfolio
PowerShares S&P 500 BuyWrite Portfolio
PowerShares Value Line Industry Rotation Portfolio
PowerShares Value Line Timeliness Select Portfolio
PowerShares Water Resources Portfolio
PowerShares WilderHill Clean Energy Portfolio
PowerShares WilderHill Progressive Energy Portfolio

Style
PowerShares Dynamic Aggressive Growth Portfolio
PowerShares Dynamic Deep Value Portfolio
PowerShares Dynamic Large Cap Growth Portfolio
PowerShares Dynamic Large Cap Portfolio
PowerShares Dynamic Large Cap Value Portfolio
PowerShares Dynamic Mid Cap Growth Portfolio
PowerShares Dynamic Mid Cap Portfolio
PowerShares Dynamic Mid Cap Value Portfolio
PowerShares Dynamic Small Cap Growth Portfolio
PowerShares Dynamic Small Cap Portfolio
PowerShares Dynamic Small Cap Value Portfolio
PowerShares FTSE NASDAQ Small Cap Portfolio
PowerShares Zacks Micro Cap Portfolio
PowerShares Zacks Small Cap Portfolio